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                                  SCHEDULE 14A

                     INFORMATION REQUIRED IN PROXY STATEMENT
                             SCHEDULE 14 INFORMATION

Proxy Statement Pursuant To Section 14(A) Of The Securities Exchange Act of 1934

Filed by the registrant |_|

Filed by party other than the registrant |X|

Check the appropriate box:

|_|       Preliminary Proxy Statement

|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

|_|       Definitive Proxy Statement

|X|       Definitive Additional Materials

|_|       Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                          CAREER EDUCATION CORPORATION.
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


                                 BOSTIC R STEVEN
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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):


|X|       No fee required

|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1)       Title of each class of securities to which transaction applies:

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(2)       Aggregate number of securities to which transactions applies:

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(3)       Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

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(4)       Proposed maximum aggregate value of transaction:

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(5)       Total fee paid

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|_|    Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)      Amount Previously Paid:

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(2)      Form, Schedule or Registration Statement no.:

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(3)      Filing Party:

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(4)      Date Filed:

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

The following is a letter dated April 26, 2006 from the Commission on Colleges of the Southern Association of Colleges and Schools to Steve Bostic's counsel, Cadwalader, Wickersham & Taft LLP, which Mr. Bostic provided to certain stockholders of Career Education Corporation on April 27, 2006:

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                                   [GRAPHIC]

           [SOUTHERN ASSOCIATION OF COLLEGES AND SCHOOLS LETTERHEAD]




                                 April 26, 2006

Josephine Gregorio
Reference Librarian
Cadwalader, Wickersham & Taft LLP
One World Financial Center
30th Floor, Library
New York, NY 10281
Tel: (212) 504-6767
Fax: (212) 993-3667
Josephine.Gregorio@cwt.com


Dear Ms. Gregorio:

Receipt of your email of April 20, 2006, requesting information on violations by American InterContinental University (AIU) between 1995 and 2001, is hereby acknowledged. In developing our response, we assume that you are referring to instances of non-compliance with accreditation standards of the Commission on Colleges by AIU during the specified time period.

The Commission's position relative to the provision of specific information to the public about an accredited institution is governed by its policy entitled, "Disclosure of Accrediting Documents and Actions of the Commission on Colleges," a copy of which is attached. Section X, page 4, item "g" appears to be relevant to your request. Upon review you will note from this item of the policy that we can only reveal the date and nature of any negative actions taken by the Commission, namely, the public sanctions of Warning and Probation, denial of reaffirmation, denial of authorization of a candidacy committee, denial of approval of substantive change, and the reasons for these actions while citing specific areas of the Principles of Accreditation. During the time period of
                                                   -------------------------
1995 to 2001 we know of no such negative actions taken by the Commission against
--------------------------------------------------------------------------------
AIU.
----



Information about any possible issues of non-compliance with the Commission's accreditation standards that did not result in negative actions can only be released upon written permission granted by AIU to the Commission, or by an appropriate subpoena, all consistent with the attached disclosure policy.

Thank you for the opportunity to respond to your query.


Sincerely,


Tom E. Benberg, EdD
Vice President